PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers LLP
Chartered Accountants
1250 René-Lévesque Boulevard West
Suite 2800
Montréal, Quebec
Canada H3B 2G4
Telephone +1 514 205 5000
Facsimile +1 514 205 5675

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102792) and on Form F-3 (No. 333-117794) of Mamma.com Inc. and its subsidiaries of our Auditors' Report dated February 24, 2004, relating to the consolidated statements of operations, shareholders equity and cash flows of Mamma.com Inc. and its subsidiaries for the year ended December 31, 2003, which appear in this Annual Report to shareholders on Form 20-F.

PricewaterhouseCoopers LLP

Chartered Accountants
Montreal, Quebec, Canada
March 30, 2006